UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   December 15, 2014

VILLAGE SUPER MARKET, INC.
(Exact Name of Registrant as specified in its charter)

New Jersey	0-2633	22-1576170
(State or Other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

733 Mountain Avenue
Springfield, New Jersey  07081
(Address of principal executive offices)

 Registrant’s telephone number, including area code
(973) 467-2200

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communication pursuant to Rule 425 under the Securities Act ( 17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act ( 17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 12, 2014, the Village Super Market, Inc. Board of Directors approved the following changes in officer appointments:

Chief Operating Officer

John J. Sumas was appointed to serve as Chief Operating Officer and will also continue to serve as General Counsel and as a Director. Mr. Sumas has served as a Director since June 2009 and as head of the Company's Legal Department since 2002, and was appointed Vice President - General Counsel in 2007. He is Chairman of the Wakefern Food Corporation ("Wakefern") Food Service Committee, Vice-Chairman of the Wakefern Retail Employee Relations Committee, and a member of the Wakefern Insurance and Shop-Rite Retail Services Committees. He also sits on the Wakefern Strategic Planning - Capital Structure Group.

The Company’s previous Chief Operating Officer, Robert Sumas, will continue to serve as President and as a Director.

Chief Marketing Officer

Nicholas Sumas was appointed to serve as the Chief Marketing Officer and will also continue to serve as a Director. Mr. Sumas has served as a Director since June 2009 and as Vice President since 2007. Mr. Sumas has held a diversity of supervisory positions since his employment in 1994. He is a member of the Wakefern Board of Directors, Vice Chairman of the Wakefern Marketing, Floral and Meat Committees, and is a member of the Wakefern Produce, CGO, Seafood and Operations Excellence Committees.

Chief Financial Officer

Kevin R. Begley notified the Company and the Company’s Board of Directors of his retirement from the Company as Chief Financial Officer, Treasurer and principal financial officer, effective as of December 12, 2014.  Mr. Begley will remain a member of the Company’s Board of Directors.

John L. Van Orden, was appointed to serve as the Chief Financial Officer, Treasurer and principal financial officer. Mr. Van Orden has served as Controller and principal accounting officer since joining the Company in 2011. Prior to joining the Company, Mr. Van Orden held various positions of increasing responsibility within KPMG LLP’s audit practice.  He is also a Certified Public Accountant in the states of New Jersey and New York.

Controller

Luigi Perri was appointed to serve as the Controller and principal accounting officer. Prior to joining the Company in 2014, Mr. Perri served as the North America Retail Controller for Ralph Lauren Corporation. Prior to that, Mr. Perri held positions at both the Hertz Corporation and KPMG LLP. He is also a Certified Public Accountant in the state of New Jersey.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company’s annual meeting of shareholders was held on December 12, 2014.  The following persons were elected as directors pursuant to the following votes:

Directors	For	Withheld
James Sumas	20,385,361	7,163,321
Robert Sumas	20,283,062	7,265,620
William Sumas	21,364,694	6,183,988
John P. Sumas	20,282,314	7,266,368
Kevin Begley	25,076,604	2,472,078
Nicholas Sumas	21,365,236	6,183,446
John J. Sumas	20,282,506	7,266,176
Steven Crystal	27,484,783	63,899
David Judge	27,484,883	63,799
Peter Lavoy	27,484,151	64,531
Stephen Rooney	27,484,871	63,811

The shareholders approved a proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year. The vote totals were as follows: For – 41,161,751; Against – 17,927; Abstain – 7,084.

The shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers.  The vote totals were as follows: For – 20,308,142; Against – 7,231,978; Abstain – 8,561.

Item 8.01   Other Events

On December 12, 2014, the Company announced that its Board of Directors declared quarterly cash dividends of $0.25 per Class A common share and $0.1625 per Class B common share.  The dividends will be payable on January 22, 2015 to shareholders of record at the close of business on January 2, 2015.

Item 9.01   Financial Statements and Exhibits

Description

99.1	Press release issued by the registrant, dated December 12, 2014

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934. the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Village Super Market, Inc.

Dated: December 15, 2014	/s/ John L. Van Orden
John L. Van Orden
(Chief Financial Officer)